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EXHIBIT 99.6

               BIOGRAPHICAL INFORMATION OF THE BOARD OF DIRECTORS

Current Directors:

         Tony Tong, age 34, is the founder, Chairman and CEO of PacificNet Inc. Mr. Tong was the Chief Information Officer of DDS Inc., a leading SAP-ERP consulting company, which was acquired by CIBER, Inc. (NYSE: CBR). Mr. Tong was one of the early members of Information Advantage, Inc. (Nasdaq:IACO), a leading business intelligence software, Data-Mining and CRM technology provider serving Fortune 500 clients. IACO had a successful IPO on Nasdaq in 1997 and was later acquired by Sterling Software and Computer Associates (NYSE:CA). Mr. Tong's prior professional experience includes Business Process Re-engineering Consulting at Andersen Consulting - Arthur Andersen (Accenture, NYSE:ACN); and telecom engineering at ADC Telecommunications, Inc. (Nasdaq:ADCT), a global supplier of network equipment, fiber optics, software and systems integration services that enable communications service providers to deliver Internet, data, video and voice services to consumers and businesses worldwide. Mr. Tong's R&D achievements include being the inventor, designer, and patent holder of US Patent Number 6,012,066 (granted by US Patent and Trademark Office) titled "Computerized Work Flow System, an Internet-based workflow management system for automated web creation and process management." Mr. Tong also serves on the board of advisors of Fortune Telecom (listed on HK GEM: 8040.HK), a leading distributor of mobile phones, PDAs, telecom services, and accessories in China and Hong Kong. Mr. Tong graduated with Bachelor of Mechanical/Industrial Engineering Degree from the University of Minnesota and served as an Adjunct Professor and a director on the Computer Engineering Department Advisory Board at the University of Minnesota, USA.

         David Bussmann, age 48, is Chief Financial Officer of AsiaCommerce Holdings Ltd, a technology investment holding company based in Hong Kong. Prior to AsiaCommerce, he worked with Prudential Asia specializing in direct investment in Asia. Mr. Bussmann also previously worked at Salomon Brothers as an investment banker, as well as at Citicorp as a capital markets specialist. He has many years of experience in Asia, and is proficient in Mandarin Chinese and Japanese.

         Victor Tong, age 31, is currently the Vice President of North American Operations, Executive Director, and Company Secretary of PacificNet Inc. Mr. Victor Tong was formerly the President at KeyTech, a leading information technology consulting company based in Minneapolis, Minnesota. In 1994 during the dawn of the Internet, Victor Tong is a co-founder of of Talent Information Management ("TIM"). PacificNet was originally founded as an operating division of TIM. Mr. Victor Tong gained his consulting, systems integration, and technical expertise in client/server systems through his experience at Andersen Consulting, American Express Financial Advisors (IDS), 3M, and the Superconductivity Center at the University of Minnesota. He was awarded as one of the "CityBusiness 40 Under 40" in 1999 as one of the 40 people under 40 years of age who are the next generation of Twin Cities business and community leaders. Mr. Tong graduated with honors with the Bachelor of Science in Physics from the University of Minnesota, USA.

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Newly Appointed Directors:

         ShaoJian (Sean) Wang, age 38, is the Vice President of International Business for the Company. Mr. Wang is also Director of Thian Bing Investments Pte Ltd - a Singapore based investment holding company; Director of the board of Alliance PKU Co. Ltd - a company owned and controlled by Guanghua School of Management, Peking University; Director of the board of Portcullis International Group - a Singapore based investment consulting company; and Director and Partner of the Overseas Chinese Scholar Fund, a leading venture capital firm headquartered in Zhongguancun Beijing and Guangzhou, China. Mr. Wang started his professional career as a Market/Financial analyst with Ecolab Inc. (NYSE:ECL) in 1987, where he moved quickly to become Territory Manager and Marketing Manager. In 1990, Mr. Wang was posted to Ecolab's Asia Pacific regional headquarter as Business Development Manager. In 1992, Mr. Wang was appointed to Country Manager of Ecolab for Indonesia. Mr. Wang is an investors and Director in Alliancce PKU Co. Ltd. which owns two premier companies in China. Alliance PKU Consulting is a leading management consulting firm in China, and Beidabiz & E-learning Co. (a venture of Peking University) is a well-known successful online education provider. Mr. Wang also advises some local governments in China. The Municipal government of Yantai appointed him as the city's representative for investment. He worked with the Wei Fang government on setting up the Agricultural Development Park. Mr. Wang attended Peking University and received his MBA degree at the Carlson School of Management, University of Minnesota, and the B.S. in economics, Hamline University.

         Patrick Ko, age 34, is the Chief Executive Officer of FirsTrust Group, Inc., a boutique investment and consulting firm based in Atlanta, Georgia. Mr. Ko is also the Chairman & President of Everest Corp. Inc. and its subsidiary, Shanghai Everest Sports & Entertainment Co., a leading marketing company provides focused and dedicated marketing solutions for clients and properties through the medium of sports and entertainment. From 1999-2002, Mr. Ko served as Managing Director of Securities America, Inc., a subsidiary of American Express Company (NYSE:AXP). Securities America is one of the nation's largest independent securities broker/dealers with over 1,500 registered brokers and investment advisors serving more than 500,000 retail and institutional investors. During 1995-1999, Mr. Ko was the Senior Vice President of Investment at Josephthal & Co., one of the oldest New York Stock Exchange (NYSE) firms established in 1878. Josephthal has been recently acquired by Fahnestock & Co. (NYSE: FVH). Mr. Ko received his bachelor degree in International Trade from Shuren University of China, and his B.B.A. degree in Management from University of Texas.

         Richard Lo, age 35, is the Chief Executive Officer of Fulldiamond Limited, an investment and consulting firm specialized in financial, real estate and venture advisory work. Mr. Lo is also a director of Prism Communications International Limited, an Asia telecom company with focus in Greater China. He is currently director of several start-up companies in HK and the US. Mr. Lo is the former Managing Director of Associated Capital Limited and former Executive Director of two publicly listed companies in HK. Mr. Lo holds a B.A. degree from the University of California, Los Angeles (UCLA) and obtained his MBA degree in Finance and Investment from the University of Hull in England.

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         Mr. Max Tong, age 48, is the CEO of Prism Systems Hong Kong Limited, an
Asia telecom company with focus in Greater China. He has been in consumer electronic business for more than 15 years including manufacturing, wholesale and retail distribution of major Japanese branded high tech electronic products. Mr. Tong has also been the directors for several multi-national companies. (Mr. Max Tong has no family relationship with Mr. Tony Tong)

         Mr. Shu Wang, age 46, is the Vice President and General Partner of IDG Technology Venture Investment, Inc. (IDGVC). IDGVC is the first American venture capital company to enter the Chinese market. Founded in 1992 by International Data Group (IDG), a leading worldwide provider of information technology services, IDGVC was originally named Pacific Technology Venture Fund-China, Inc. IDGVC's investment activities include the Internet, information services, software, telecommunications, networking technology and biotechnology. To date, IDGVC has invested more than $100 million in China's burgeoning entrepreneurial community. In October 1998, IDG signed a memorandum of cooperation with the State Science and Technology Commission of China (SSTC), the government agency that sets national policy for science and technology research and development. This document grants approval for IDGVC to invest up to $1 billion in venture capital in China's high-tech corporations in the next seven years. IDGVC's venture capital operation is headquartered in Beijing, with branch offices in Shanghai, Guangzhou, Tianjin and Shenzhen in China and in Boston and San Jose, California, in the United States. In addition to providing venture capital, IDGVC offers an array of value-added services and in-depth support to entrepreneurs in China's high-tech industries. Mr. Wang joined the IDG Venture Capital in 1996 and has been responsible for numerous significant achievements. Mr. Wang took part in the IPOs of several successful Chinese companies such as Kingdee International Software Group (listed in HK GEM: 8133.HK). Mr. Wang has extensive experience working in the securities and investment fund industries, in positions including deputy manager of the Securities Division of Guangdong International Trust and Investment Corp., executive manager of the Guangxin Fund, and general manager of the Nanfang Fund. Mr. Wang graduated from the Economics Department of Beijing University in 1983 and began his career as a professor and research fellow in Economics and International Finance.